Exhibit 10.17

AMENDMENT TO THE

KINTERA, INC.

2000 STOCK OPTION PLAN

This Amendment to the Kintera, Inc. 2000 Stock Option Plan (the “Plan”) is effective as of July 21, 2005.

Section 3.3 of the Plan is amended to add the following text as paragraph (j):

“(j) to: (i) cancel Options issued and outstanding on or prior to January 1, 2006 and that are not held by executive officers or Directors, and grant in substitution therefore new Options having a lower exercise price; and/or (ii) amend outstanding Options issued and outstanding on or prior to January 1, 2006 and that are not held by executive officers or Directors, to reduce the exercise price thereof.”

IN WITNESS OF THE FOREGOING, the undersigned Assistant Secretary of Kintera, Inc., a Delaware corporation (the “Corporation”), certifies that the foregoing amendment to the Kintera 2000 Stock Option Plan was duly adopted by the Compensation Committee of the Board of Directors of the Company on June 17, 2005 and approved by the stockholders of the Corporation on July 21, 2005.

/s/ ALEXANDER FITZPATRICK
Alexander Fitzpatrick Assistant Secretary